                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------


                                   FORM 8-A/A
                AMENDMENT NO. 1 TO FORM 8-A FILED ON MAY 21, 2003

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                AmerUs Group Co.
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             (Exact Name of Registrant as Specified in Its Charter)


                     Iowa                                               42-1458424
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   (State of Incorporation or Organization)                          (I.R.S. Employer
                                                                    Identification no.)

               699 Walnut Street
               Des Moines, Iowa                                         50309-3948
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   (Address of Principal Executive Offices)                             (Zip Code)

If this form relates to the registration of a         If this form relates to the registration of a
class of securities pursuant to Section               class of securities pursuant to Section
12(b) of the Exchange Act and is effective            12(g) of the Exchange Act and is effective
upon filing pursuant to General Instruc-              upon filing pursuant to General Instruc-
tion A.(c), please check the following box.           tion A.(d), please check the following box.

[x]                                                  [ ]

Securities Act registration statement file number to which this form relates:
333-50249

Securities to be registered pursuant to Section 12(b) of the Act:

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
              Title of Each Class                             Name of Each Exchange on Which
              to be so Registered                                   to be so Registered
-----------------------------------------------       -----------------------------------------------
                 Income PRIDES                                    New York Stock Exchange
-----------------------------------------------       -----------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

                                Explanatory Note

The purpose of this Amendment No. 1 to this Registration Statement is solely to incorporate the definitive agreements included as Exhibits 4.1, 4.2, 4.3, and
4.7 hereto.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                   The description of the securities to be registered hereunder is set forth under the caption "Description of the PRIDES" in the Prospectus Supplement, dated May 22, 2003, supplementing the Prospectus, dated November 19, 2001 (the "Prospectus Supplement"), of the Registrant, which constitutes a part of the registration statement (the "Registration Statement") on Form S-3 (File No. 333-50249) of the Registrant which was initially filed with the Securities and Exchange Commission (the "Commission") on April 16, 1998 and subsequently amended by post-effective amendments filed on July 22, 1998, July 24, 1998 and November 8, 2001. The Prospectus Supplement, which was filed with the
Commission pursuant to Rule 424(b)(2) under the Securities Act and relates to the Registration Statement, is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

Exhibit
Number            Description of Exhibit
------            ----------------------
  3.1             Amended and Restated Articles of Incorporation of the
                  Registrant (filed as Exhibit 3.1 to the Registrant's Form
                  10-Q, dated November 14, 2000 and hereby incorporated by
                  reference).

  3.2             Amended and Restated Bylaws of the Registrant (filed as
                  Exhibit 3.2 to the Registrant's Form 10-K, dated March 15,
                  2002 and hereby incorporated by reference).

  4.1             Purchase Contract Agreement between the Registrant and
                  Wachovia Bank, National Association (formerly known as First
                  Union National Bank), as Purchase Contract Agent, dated as of
                  May 28, 2003.

  4.2             Pledge Agreement among the Registrant, BNY Midwest Trust
                  Company, as Collateral Agent, Custodial Agent and Securities
                  Intermediary and Wachovia Bank, National Association (formerly known as First Union National Bank), as Purchase Contract
                  Agent, dated as of May 28, 2003.

  4.3             Remarketing Agreement among the Registrant, Wachovia Bank,
                  National Association (formerly known as First Union National
                  Bank), as Purchase Contract Agent, and the Remarketing Agent named therein, dated as of May 28, 2003.

  4.4             Senior Indenture, dated as of June 16, 1998, between the
                  Registrant and Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee (filed as
                  Exhibit 4.14 to the Registrant's 10-Q, dated August 13, 1998 and incorporated herein by reference).

  4.5 Registration Statement on Form S-3 (File No. 333-50249) (filed with the Securities and Exchange Commission on November 8,
                  2001 and incorporated herein by reference).

  4.6 Form of Income PRIDES (included in Exhibit 4.1 as Exhibit A thereto).

  4.7 Officers' Certificate attaching form of Senior Notes initially due 2008, dated as of May 28, 2003.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 28, 2003


                                   AMERUS GROUP CO.


                                   By:      /s/ James Smallenberger
                                        ---------------------------------------
                                        Name:  James Smallenberger
                                        Title: Senior Vice President and
                                               Secretary